SEPARATION AGREEMENT

BETWEEN:

KEITH MILLS

(the “Employee”)

- and -

GLIT/GEMTEX LTD.

(the “Employer”)

Whereas

A.	The Employee received notice from the Employer on January 1, 2008 of the termination of his employment with the Employer, with an effective termination date of June 30, 2009;

B.	The parties wish to terminate the Employee’s employment with the Employer on mutually satisfactory terms; and

C.           It is the desire of the parties to settle all outstanding matters between them.

NOW THEREFORE, in consideration of the covenants herein, the parties agree as follows:

Separation Terms

1.	The Employee received notice of termination from the Employer on January 1, 2008 (“Notice Date”) that his employment with the Employer will terminate effective June 30, 2009 (the “Termination Date”).

2.
During the working notice period up to December 31, 2008, the Employee’s employment will continue with the Employer on substantially the same terms and conditions (including those governing compensation) as were in effect on the Notice Date, subject to the provisions hereof.  During that period, the Employee will hold the full-time position of Vice President Abrasives Business Development and International Sales, reporting to the President Continental Commercial Products, as further described in the attached Schedule A.

3.
During the working notice period from January 1, 2009 to the Termination Date, the Employee will perform the part-time position of Vice President Abrasives Business Development and International Sales, reporting to the President Continental Commercial Products.  Notwithstanding that the Employee will enjoy part-time hours during this period, his salary will remain at the full-time rate in effect as of the Notice Date, for such period.

4.
The Employee will perform his duties in a proper and professional manner during the working notice period from Notice Date to the Termination Date, exercising appropriate discretion and maintaining in strictest confidence all confidential information of the Employer that he has been or will become privy to (as further set out below).  The Employee will also assist in the orderly transition of his duties and responsibilities to such employees of the Employer as the President Continental Commercial Products may designate from time-to-time.

5.
The Employer shall also continue payment of the Employee’s current base salary, in the form of periodic severance payments, less applicable statutory deductions, for a total period of six (6) months from the Termination Date (hereinafter, the period commencing on the Termination Date and expiring six (6) months later shall be referred to as the “Notice Period”).

6.
All payments made to the Employee pursuant to paragraphs 2 through 5 shall be inclusive of all of the Employee’s entitlements to pay in lieu of notice of termination and severance pay under applicable employment standards legislation.

7.
Subject to the terms and conditions of all applicable plans and policies (as may be amended from time-to-time), the Employee shall also receive continuation of all of the group insured benefit coverages that he enjoys as of the Notice Date, save and except disability insurance coverages, for the Notice Period or until the Employee commences alternative employment, whichever is the lesser period.  The Employee will continue to pay his contributions, if any, towards the premium costs of the benefits.  Disability insurance coverage will cease on the Termination Date, and the Employee will be solely responsible for obtaining replacement, private disability insurance thereafter.

8.
Subject to the terms of applicable plans and policies, the Employee may be entitled to convert certain of his group insurance coverages to an individual plan, at his cost. The Employee shall contact the Employer’s Benefit Insurer, within thirty (30) days from the date on which those coverages cease, if conversion is of interest to him.

Release and Indemnity

9.
In consideration for the foregoing, the Employee hereby releases, remises and forever discharges the Employer and each of the Employer’s associated, related, predecessor, parent and subsidiary companies together with all of their respective directors, officers, employees and agents, and successors, assigns, heirs, administrators and all other legal representatives (hereinafter collectively referred to as the “Releasee”) from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims, proceedings, rights, entitlements and demands whatsoever, which against the Releasee, the Employee ever had, now have or can, shall, may hereafter have, for or by reason of any cause, manner or thing whatsoever existing up to the present time, and more particularly but without restricting the generality of the foregoing, all claims and demands, arising in or about or in any way connected with the employment of the Employee by the Employer and his termination therefrom and the obligations, statutory, contractual or otherwise, of the Releasee to the Employee in respect thereof (including but not limited to any and all claims for reinstatement, damages, salary, wages, vacation pay, termination pay, severance pay, bonuses, stock options, benefits, disability insurance, expenses, car or other allowances, commissions, profit sharing, or retirement or pension allowances in or arising out of his employment with the Employer or the termination thereof).

10.
The Employee agrees not to bring or initiate any legal proceeding or complaint against the Releasee under any contract or statute and specifically including any claim under applicable employment standards and human rights legislation or any other similar legislation governing or related to the employment of the Employee.  Nor will he take any steps or initiate any proceedings against any person, partnership, corporation, or other entity which might be entitled to claim contribution, indemnity, or other relief over against the Releasee, under the provisions of any statute or otherwise with respect to any of the matters that are the subject of this Agreement. In the event that the Employee should hereafter make any claim, demand or commence or threaten any complaint against the Releasee or anyone connected with the Releasee for or by reason of any cause, matter or thing existing up to the present time, this document may be raised as an estoppel and complete bar to any such claim, demand, action, or complaint.

11.
The Employee further covenants and agrees to save harmless and indemnify the Releasee from and against all claims, assessments, charges, taxes, premiums or other penalties or demands which may be made by the Canada Customs and Revenue Agency or any other official of the Governments of the Province of Ontario or Canada, requiring the Employer to pay income tax, charges or penalties under the Income Tax Act (Canada) in respect of:  income tax payable by the Employee in excess of income tax previously withheld; and any and all claims, charges, taxes or penalties and demands which may be made by, on behalf of or related to Human Resources Development Canada or any other governmental agency under any applicable statute and regulation with respect to any amounts which may in the future be found to be payable by the Employer on his behalf.

Restrictive Covenants

12.
The Employee acknowledges and agrees that during the course of his employment with the Employer, he has had and will have possession of, and access to, proprietary information, information treated as confidential by the Employer, and information not generally known to the public, concerning the Employer, its business and its customers, including, without limitation, writings, equipment, processes, sales literature and data, control systems, operations, drawings, notes, manuscripts, consulting methods and materials, reports, manuals, invention records, surveys and survey forms, financial data and information, business plans, marketing plans and strategies, sales plans and strategies, compensation plans and strategies, customer lists, contact persons, and other data about customers, prices, pricing lists and policies, inventory lists, wages, arrangements with suppliers and customers or product information programs, systems, software, source codes, object codes, algorithms, formats, formulas, data bases, electronically stored or compiled data, plans, projects, designs, methodologies, procedures, technology, concepts and techniques, know how, ideas, advances over general common knowledge, copyrights, trade secrets or other materials embodying trade secrets, customer or product information or technical, managerial or business information of the Employer, all of which is strictly confidential to the Employer and hereinafter referred to collectively as the “Confidential Information”.

13.
Accordingly, as Vice President Abrasives Business Development and International Sales , and in recognition of his continuing fiduciary obligations to the Employer, which the Employee hereby acknowledges, and in any event, the Employee agrees not to at any time:

(a)	use or exploit in any manner Confidential Information for himself or any person, partnership, association, corporation or other entity other than the Employer, its affiliates or subsidiaries;

(b)	remove or retain any Confidential Information, or any reproduction thereof, from the possession or control of the Employer, its affiliates or subsidiaries;

(c)	retain copies of Confidential Information in any form;

(d)	disclose, publish or show any Confidential Information to any third party unless the Employer gives prior written consent, and confidentiality designations are made to the third party; or

(e)	treat Confidential Information otherwise than in a confidential manner.

14.
The Employee hereby acknowledges returning, as requested, any and all Confidential Information of the Employer in his possession or control to an authorized representative of the Employer, and not retaining any such Confidential Information or any reproduction thereof in any form or medium.

15.
In further consideration for the sums and assistance stipulated paragraphs 2 through 5 (inclusively) above, the Employee agrees not to, at any time from the date hereof to December 31, 2011, either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, or company as principal, agent, shareholder, employee, consultant or in any other manner whatsoever whether directly or indirectly, carry on or be engaged in and/or concerned with or interested in, or advise or otherwise allow his name or any part thereof to be used or employed by or associated with, any person or persons, firm, association, syndicate or company engaged in or concerned with or interested in any business in competition with any business carried on by the Employer during the period from the Notice Date to the Termination Date (the “Business”), within such areas as the Employer or its subsidiaries or affiliates are then carrying on such Business or the particular part of it or such areas as the Employer or its subsidiaries or affiliates are actively implementing plans to expand their operations into.

16.
Notwithstanding the provisions of paragraph 15 above, the Employee shall be entitled to be employed by a business, organization or other entity with whom he deals at arm’s length, provided that his employment duties are not in any way connected with and do not in any way relate to any Business or product competitive with a product or Business which is being carried on or marketed by the Employer (either directly or through any of its affiliates and subsidiaries) as of the date of this agreement, within such areas as the Employer or its affiliates or subsidiaries are then carrying on such business or the particular part of it or such areas as the Employer or its affiliates and subsidiaries are actively implementing plans to expand their operations into.

17.
Nothing in paragraphs 15 and 16 above shall restrict or prevent the Employee from owning less than 5% of the stock or securities of any person whose securities are traded on a recognized stock exchange.

18.
In further consideration for the sums and assistance stipulated in paragraphs 2 through 5 (inclusively) herein, the Employee agrees that, from the date hereof to December 31, 2011, he will not, either on his own behalf or on behalf of any person or entity competing or endeavouring to compete with the Employer:

(a)
offer employment to any person who is an employee of the Employer on the date of this Agreement, or who was an employee of the Employer at any time during the twelve (12) months immediately preceding the Termination Date;

(b)
directly or indirectly solicit, endeavour to solicit or gain the custom of any person who is a wholesale supplier or wholesale or retail customer of the Employer, or who was a wholesale supplier or wholesale or retail customer of the Employer at any time during the twelve (12) months immediately preceding the Termination Date, for the purpose of providing, selling or obtaining products or services similar to those provided, sold or obtained by the Employer; or

(c)
exploit for his own benefit or the benefit of others his personal knowledge, influence or relationships with any person who is an employee, a wholesale supplier or a wholesale or retail customer of the Employer on the date of this Agreement, or who was an employee, wholesale supplier or wholesale or retail customer of the Employer at any during the twelve (12) months immediately preceding the Termination Date.

19.
Nothing in this Agreement limits the Employee’s fiduciary obligations to the Employer including, without limitation, any obligation not to solicit employees or customers of, or any supplier to, the Business or the Employer or any of its subsidiaries or affiliates.

20.
The parties further undertake and agree not to disclose nor publicize the terms of the settlement evidenced by this Agreement to any other person, other than, (a) as required by law, (b) to their respective financial advisors and legal counsel, (c) in the case of the Employee, a member of his immediate family, and (d) in the case of the Employer, the Board of Directors and such internal staff of the Employer and it affiliates as the President Continental Commercial Products, acting reasonably, may determine have a “need to know”, provided that all of the foregoing persons referred to in paragraphs 20(b)-(d) shall be in advance apprised of and agree to adhere to the obligation to maintain confidentiality.

21.
The Employee acknowledges and agrees that the terms and restrictions contained in paragraphs 9 to 20 (inclusively) of this Agreement are reasonable in the circumstances, are in consideration for the severance arrangements specified in paragraphs 2 to 5 (inclusively) above and necessary to protect the economic position of the Employer. The Employee accordingly waives any and all defences to the strict enforcement thereof.  The Employee also hereby acknowledges specifically considering the terms and restrictions contained in paragraphs 9 to 20 above (inclusively), being advised of seeking independent legal advice with respect thereto, and agrees that the restraints and restrictions contained therein are reasonable in the circumstances. Notwithstanding the termination of the Agreement, for any reason by either party, or the expiry of this Agreement, the restrictive covenants contained in this Agreement shall continue in force to the extent specifically set out in this Agreement.

22.
The Employee acknowledges and agrees that a breach by the Employee of any of the provisions hereof would cause substantial and irreparable harm to the Employer which could not be adequately compensated for by damages, and in the event of such a breach (or the reasonable apprehension of such a breach) by the Employee of such provisions, the Employee hereby consents to a preliminary and permanent injunction being issued against it restraining him from any breach or further breach of the said provisions and of an order to account for all profits and benefits arising out of any such breach, but the provisions of this paragraph shall be in addition to and not in substitution for any other remedy which the Employer may have in respect of such a breach.

23.
The Employee further acknowledges and agrees that any breach of any of the provisions in paragraphs  to  (inclusively) hereof will immediately disqualify him from receiving, continuing to receive or exercising any financial or other rights provided for under paragraphs 2 through 5 (inclusively) hereof as of the date of breach.  Nothing in this paragraph should be interpreted as limiting the Employer’s rights and remedies in the event the Employee breaches any of the provisions of paragraphs 2 through 5 hereof.

General Provisions

24.	The division of this Agreement into sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

25.	This Agreement is governed by, and is to be construed and interpreted in accordance with the laws of the Province of Ontario and Canada as applicable.

26.	All references to currency or dollar amounts in this Agreement are to lawful currency of Canada.

27.	If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that term will not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b)	the legality, validity or enforceability of that provision in any other jurisdiction.

28.
No waiver of any provision of this Agreement is binding unless it is in writing and signed by the party entitled to grant the waiver.  No failure to exercise, and no delay in exercising, any right or remedy under this Agreement will be deemed to be a waiver of that right or remedy.  No waiver of any breach of any provision of this Agreement will be deemed to be a waiver of any subsequent breach of that provision.

29.
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings.  No provision may be amended or waived except in writing. The provisions of this Agreement shall enure to the benefit of, and shall be binding upon, in the case of the Employer, its corporate affiliates, parents, subsidiaries, insurers, directors, officers, agents, servants, employees, successors, agents and assigns, and in the case of the Employee, his heirs, executors, administrators and beneficiaries.

30.	The Employee agrees that the foregoing described consideration is provided by the Employer without admission of liability on the part of the Employer and such liability is expressly denied.

31.
The Employee has had the opportunity to seek independent legal advice with respect to this Agreement, and fully understands it. The Employee confirms that he is executing this Agreement freely, voluntarily, and without duress.

The parties have signed this Separation Agreement this 3rd day of April, 2008 in the presence of the witnesses whose signatures appear below.

/s/ Kathleen G. Severs Witness Kathleen G. Severs Print Name	/s/ Anthony T. Castor III GLIT/GEMTEX LTD.
/s/ Michael Kenrick Witness Michael Kenrick Print Name	/s/ Keith Mills KEITH MILLS